UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2022

SYNEOS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36730	27-3403111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 Sync Street Morrisville, North Carolina	27560-5468
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 876-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SYNH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section

13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2022, Todd M. Abbrecht resigned as a member of the Board of Directors (the “Board”) of Syneos Health, Inc. (the “Company”), effective immediately. Mr. Abbrecht’s decision was not related to the Company’s operations, policies, practices, or financial performance.

Also on October 14, 2022, the Board appointed William E. Klitgaard to the Board, effective immediately. Mr. Klitgaard was appointed to serve as a Class II director of the Company with an initial term expiring on the date of the Company’s 2025 annual meeting of stockholders and to serve on the Audit Committee of the Board. Mr. Klitgaard was previously a member of the Company’s Board from 2017 until May 2022 and had resigned due to a personal matter.

The Board reviewed and discussed the qualifications of Mr. Klitgaard as a director nominee and determined that he is an “independent director” in accordance with the Nasdaq listing standards, including those pertaining to service on an audit committee.

Mr. Klitgaard will be compensated for his service as a director in the same manner as the Company’s other non-employee directors. Mr. Klitgaard will receive an annual cash retainer of $95,000 for his Board service and a cash retainer of $12,000 for his service on the Audit Committee, each of which will be prorated for the effective date of his appointment. In addition, in connection with his appointment to the Board, Mr. Klitgaard received an equity award in an amount consistent with the awards granted annually to non-employee directors that have a grant date fair value of $200,000, which was prorated for the effective date of his appointment, and which vests in full one year from the grant date, subject to his service through the applicable vesting date.

Mr. Klitgaard is not a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S‑K. Mr. Klitgaard entered into the Company’s standard form of director Indemnification Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNEOS HEALTH, INC.

Date:	October 14, 2022	By:	/s/ Jonathan Olefson
			Name:	Jonathan Olefson
			Title:	General Counsel and Corporate Secretary